UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2023

SEP ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40679	86-2365445
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3737 Buffalo Speedway, Suite 1750 Houston, Texas 77098

(Address of Principal Executive Offices) (Zip Code)

(713) 715-6820

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	SEPAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SEPA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SEPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2023, SEP Acquisition Corp. (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq’s $35 million minimum Market Value of Listed Securities (“MVLS”) requirement, and the Company is therefore in compliance with The Nasdaq Capital Market’s listing requirements. As a result, Nasdaq has cancelled the hearing requested by the Company to appeal the Staff’s prior delisting determination and has confirmed that the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), will continue to be listed and traded on The Nasdaq Capital Market under the symbol “SEPA.”

As previously disclosed, in order to bring the Company into compliance with the MVLS standard, Mercury Sponsor Group I LLC elected to convert (the “Conversion”) 2,415,375 of its shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”) into 2,415,375 shares of Class A Common Stock so that the Company’s MVLS exceeded the $35 million minimum requirement. Following the Conversion, the Company had 3,719,634 shares of Class A Common Stock and 2,095,000 shares of Class B Common Stock outstanding as of October 23, 2023.

As previously disclosed, the Company was initially notified by the Staff of Nasdaq on March 28, 2023 that the Company was not in compliance with the $35 million minimum MVLS requirement under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until September 25, 2023, to regain compliance with the MVLS Rule.

As previously disclosed, on September 27, 2023, the Company received a determination letter from the Staff of Nasdaq stating that the Company had not regained compliance with the MVLS standard, since the Company’s Class A Common Stock was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under the MVLS Rule and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to the Company.  Pursuant to the determination letter, unless the Company requested a hearing to appeal this determination by 4:00 p.m. Eastern Time on October 4, 2023, the Company’s Class A Common Stock would have been delisted from The Nasdaq Capital Market, trading of the Company’s Class A Common Stock would have been suspended at the opening of business on October 6, 2023, and a Form 25-NSE would have been filed with the U.S. Securities and Exchange Commission, which would have removed the Company’s securities from listing and registration on Nasdaq. On October 3, 2023, the Company submitted a request for hearing before a Nasdaq Hearings Panel to appeal the Staff’s delisting determination, which was granted and the hearing was scheduled to occur on November 16, 2023. However, because the Company is now in compliance with the MVLS Rule, the hearing has been cancelled and the Company’s Class A Common Stock will continue to be listed and traded on The Nasdaq Capital Market under the symbol “SEPA.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEP Acquisition Corp.

Date: October 24, 2023	By: /s/ R. Andrew White
Name: R. Andrew White
Title: President and Chief Executive Officer